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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-27577 of The Great Atlantic & Pacific Tea Co., Inc. on Form S-4 of our report dated April 24, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Co., Inc. for the year ended February 22, 1997 and to the reference to us under the heading "Independent Accountants" in the Prospectus, which is part of this Registration Statement.


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
                                                           Deloitte & Touche LLP
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Parsippany, New Jersey
June 11, 1997